As filed with the Securities and Exchange Commission on July 23, 2008

Registration No. 333-152167

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

China Distance Education Holdings Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18th Floor, Xueyuan International Tower

1 Zhichun Road

Haidian District

Beijing 100083, China

Telephone: +86-10-8231-9999

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Johnson, Jr., Esq. O’Melveny & Myers LLP 1999 Avenue of the Stars, 7th Floor Los Angeles, CA 90067 USA +1-310-246-6816	David J. Roberts, Esq. O’Melveny & Myers LLP 37th Floor, Yin Tai Centre Office Tower No. 2 Jianguomenwai Avenue Beijing 100022, China +86-10-6563-4209	Z. Julie Gao, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852-2522-7886

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share	40,250,000	$2.75	$110,687,500	$4,350	(4)

(1)	American depositary shares, or ADSs, will be registered under a separate registration statement on Form F-6. Each ADS represents four ordinary shares.
(2)	Includes (a) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their over-allotment option and (b) all ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

Explanatory Note

The purposes of this amendment are to amend Part II, Items 6 and 7 of the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that the directors and officers of the registrant shall be indemnified out of the assets of the registrant against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the securities listed below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discount or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Issuance	Number of Securities Originally Issued	Number of Ordinary shares as Converted(1)	Consideration
Artson Limited	March 2007	6,498,000 series A convertible redeemable preferred shares	7,481,797	$3,999,864.0
Orchid Asia III, L.P.	March 2007	6,303,000 series A convertible redeemable preferred shares	7,257,274	$3,879,831.0
Orchid Asia Co-Investment Limited	March 2007	195,000 series A convertible redeemable preferred shares	224,523	$120,032.0
Certain officers, employees and other holders of our share options	April 2008	Options to purchase a total of 10,416,300 ordinary shares	N/A	N/A
Certain employees	May 2008	Options to purchase a total of 629,200 ordinary shares	N/A	N/A
Carol Yu, our director effective upon the effective date of this registration statement	Upon the completion of this offering and the second and third anniversary of the date of effectiveness of this offering	A certain number of ordinary shares in three installments with such number of ordinary shares determined based upon a total value of $100,000 on each date of issuance	N/A	N/A

(1)	Based on a 1 to 1.1514 conversion ratio.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description of Exhibit
1.1	—Form of Underwriting Agreement.**

3.1	—Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.*

4.1	—Form of Ordinary Share Certificate.*

4.2	—Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the closing of this offering*

4.3	—Form of Deposit Agreement between the Registrant and Deutsche Bank Trust Company Americas, as depositary.*

4.4	—Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.3).*

5.1	—Opinion of Conyers, Dill and Pearman, Cayman, the Cayman Islands counsel to the Registrant, regarding the issue of ordinary shares being registered.*

8.1	—Opinion of O’Melveny & Meyers LLP regarding certain U.S. federal tax matters.*

8.2	—Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters.*

10.1	—Technical Support and Consultancy Services Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 1, 2004.*

10.2	—Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Zhengdong Zhu, dated May 1, 2004.*

10.3	—Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Baohong Yin, dated May 1, 2004.*

10.4	—Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Zhengdong Zhu, dated May 9, 2004.*

10.5	—Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Baohong Yin, dated May 9, 2004.*

10.6	—Courseware License Agreement between Beijing Champion Hi-Tech Co., Ltd. and Beijing Champion Distance Education Technology Co., Ltd., dated August 1, 2004.*

10.7	—Software License Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.*

10.8	—Courseware Production Entrustment Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.*

10.9	—Letter of Undertaking from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., dated February 13, 2008.*

10.10	—Letter of Undertaking from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated February 13, 2008.*

10.11	—Declaration Letter by Zhengdong Zhu, dated March 24, 2008.*

10.12	—Declaration Letter by Baohong Yin, dated March 24, 2008.*

10.13	—Power of Attorney by Zhengdong Zhu, dated March 25, 2008.*

10.14	—Power of Attorney by Baohong Yin, dated March 25, 2008.*

Exhibit No.	Description of Exhibit
10.15	—Notice from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., Zhengdong Zhu and Baohong Yin, dated March 25, 2008.*

10.16	—Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to the Registrant, dated March 25, 2008.*

10.17	—Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated March 25, 2008.*

10.18	—Shareholders Agreement among the Registrant, China Distance Education Limited, Beijing Champion Distance Education Technology Co., Ltd., Beijing Champion Education Technology Co., Ltd., Beijing Champion Hi-Tech Co., Ltd., Champion Shine Trading Limited, Empire China Limited, Zhengdong Zhu, Hongfeng Sun, Baohong Yin, Orchid Asia III, L.P., Orchid Asia Co-Investment Limited and Artson Limited, dated March 7, 2008.*

10.19	—Form confidentiality and non-competition agreement.*

10.20	—Incentive share plan.*

10.21	—2008 Performance Incentive Plan.*

21.1	—Subsidiaries of Registrant.*

23.1	—Consent of Ernst & Young Hua Ming.*

23.2	—Consent of Conyers, Dill and Pearman (included in Exhibit 5.1).

23.3	—Consent of Jingtian & Gongcheng.*

23.4	—Consent of American Appraisal.*

23.5	—Consent of iResearch.*

23.6	—Consent of CCID.*

23.7	—Consent of Carol Yu.*

24.1	—Powers of Attorney (included on the signature page of this registration statement).*

99.1	—Code of Business Conduct and Ethics of the Registrant.*

99.2	—Form of opinion of Jingtian & Gongcheng, the People’s Republic of China Counsel to the Registrant, as to PRC legal matters.*

*	Previously filed.
**	To be filed by amendment.

(b) Financial Statement Schedules.

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on July 23, 2008.

China Distance Education Holdings Limited

By:	/S/ PING WEI
Name:	PING WEI
Title:	Chief Financial Officer

Each of the undersigned officers and directors of China Distance Education Holdings Limited hereby severally constitutes and appoints Zhengdong Zhu and Ping Wei and, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable China Distance Education Holdings Limited to comply with the applicable provisions of the Securities Act of 1933, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated in Beijing, China on July 23, 2008.

Signature	Capacity

* Zhengdong Zhu	Chairman of the Board of Directors and Chief Executive Officer

* Baohong Yin	Director and Deputy Chairman

* Hongfeng Sun	Director and Senior Vice President

* Yanping Chang	Director

* Jianming Shi	Director

* Ruirong Yang	Director

* Xiaoshu Chen	Director

* Liankui Hu	Director

/s/ Ping Wei Ping Wei	Chief Financial Officer

* Winghong Chan	Controller

* By: /s/ Ping Wei Ping Wei Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Distance Education Holdings Limited has signed this registration statement or amendment thereto in Newark, Delaware, U.S.A. on July 23, 2008.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Puglisi & Associates, Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	—Form of Underwriting Agreement.**

3.1	—Form of Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect.*

4.1	—Form of Ordinary Share Certificate.*

4.2	—Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the closing of this offering.*

4.3	—Form of Deposit Agreement between the Registrant and Deutsche Bank Trust Company Americas, as depositary.*

4.4	—Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.3).*

5.1	—Opinion of Conyers, Dill and Pearman, Cayman, the Cayman Islands counsel to the Registrant, regarding the issue of ordinary shares being registered.*

8.1	—Opinion of O’Melveny & Meyers LLP regarding certain U.S. federal tax matters.*

8.2	—Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters.*

10.1	—Technical Support and Consultancy Services Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 1, 2004.*

10.2	—Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Zhengdong Zhu, dated May 1, 2004.*

10.3	—Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Baohong Yin, dated May 1, 2004.*

10.4	—Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Zhengdong Zhu, dated May 9, 2004.*

10.5	—Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Baohong Yin, dated May 9, 2004.*

10.6	—Courseware License Agreement between Beijing Champion Hi-Tech Co., Ltd. and Beijing Champion Distance Education Technology Co., Ltd., dated August 1, 2004.*

10.7	—Software License Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.*

10.8	—Courseware Production Entrustment Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.*

10.9	—Letter of Undertaking from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., dated February 13, 2008.*

10.10	—Letter of Undertaking from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated February 13, 2008.*

10.11	—Declaration Letter by Zhengdong Zhu, dated March 24, 2008.*

10.12	—Declaration Letter by Baohong Yin, dated March 24, 2008.*

10.13	—Power of Attorney by Zhengdong Zhu, dated March 25, 2008.*

10.14	—Power of Attorney by Baohong Yin, dated March 25, 2008.*

10.15	—Notice from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., Zhengdong Zhu and Baohong Yin, dated March 25, 2008.*

Exhibit No.	Description of Exhibit
10.16	—Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to the Registrant, dated March 25, 2008.*

10.17	—Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated March 25, 2008.*

10.18	—Shareholders Agreement among the Registrant, China Distance Education Limited, Beijing Champion Distance Education Technology Co., Ltd., Beijing Champion Education Technology Co., Ltd., Beijing Champion Hi-Tech Co., Ltd., Champion Shine Trading Limited, Empire China Limited, Zhengdong Zhu, Hongfeng Sun, Baohong Yin, Orchid Asia III, L.P., Orchid Asia Co-Investment Limited, and Artson Limited, dated March 7, 2008.*

10.19	—Form confidentiality and non-competition agreement.*

10.20	—Incentive share plan.*

10.21	—2008 Performance Incentive Plan.*

21.1	—Subsidiaries of Registrant.*

23.1	—Consent of Ernst & Young Hua Ming.*

23.2	—Consent of Conyers, Dill and Pearman (included in Exhibit 5.1).

23.3	—Consent of Jingtian & Gongcheng.*

23.4	—Consent of American Appraisal.*

23.5	—Consent of iResearch.*

23.6	—Consent of CCID.*

23.7	—Consent of Carol Yu.*

24.1	—Powers of Attorney (included on the signature page of this registration statement).*

99.1	—Code of Business Conduct and Ethics of the Registrant.*

99.2	—Form of opinion of Jingtian & Gongcheng, the People’s Republic of China Counsel to the Registrant, as to PRC legal matters.*

*	Previously filed.
**	To be filed by amendment.